ATS MONEY SYSTEMS, INC.
			     25 Rockwood Place
			Englewood, New Jersey 07631


		   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

			 To be held on May 30, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATS Money Systems, Inc. (the "Company"), will be held at The Clinton Inn, 145 Dean Drive, Tenafly, New Jersey 07670, at 5:00 p.m., on Friday, May 30, 1997, for the following purposes:

     1. To elect four directors for a term of one year and until their respective successors are elected and qualified;

     2.   To approve amendments to the Company's Common Stock
	  Incentive Plan;

     3.   To approve amendments to the Company's 1995 Director
	  Stock Plan;

     4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     5. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

     The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

			      By Order of the Board of
Directors,


			      Fred Den,
			      Secretary
April 7, 1997

		   ATS MONEY SYSTEMS, INC.
		      25 Rockwood Place
		 Englewood, New Jersey 07631


		       PROXY STATEMENT

	     1997 ANNUAL MEETING OF STOCKHOLDERS

General Information

     This Proxy Statement is furnished to stockholders of ATS Money Systems, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at 5:00 p.m. on Friday, May 30, 1997 at The Clinton Inn, 145 Dean Drive, Tenafly, New Jersey 07670, and any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy, together with the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996, are first being sent to stockholders of the Company on or about April 29, 1997.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 1, 1997 (the "Record Date"). On the Record Date, there were issued and outstanding 5,791,911 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 2,895,956 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present (i) the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors and (ii) the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including approval of amendments to the Company's Common Stock Incentive Plan (the "Plan"), approval of amendments to the Company's 1995 Director Stock Plan (the "Director Plan") and the ratification of the selection of Deloitte & Touche LLP as independent auditors for the current fiscal year.

     In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter.
Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares).

     A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR
(i) the election of the persons nominated herein as directors, (ii) the amendments to the Plan, (iii) the amendments to the Director Plan, and (iv) the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; as well as FOR the transaction of such other business as properly may come before the Annual Meeting.

     Each proxy granted may be revoked by the person granting it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

Security Ownership of Certain Beneficial Owners and
Management as a Group

     Set forth below is information, as of the Record Date, with respect to the beneficial ownership of the Common Stock by (i) each person or group who is known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting), (iii) each of the executive officers of the Company named in the compensation table under the section entitled "Executive Compensation", and (iv) all directors and executive officers of the Company, as a group (6 persons).

			  Number of        Percent
Name and Address          Shares           of Class

of Common Stock
Michael M. Smith             1,296,970      22.4%
35-20 Broadway
Astoria, New York  11106
Gerard F. Murphy             1,184,544(1)   20.4%
218 Park Street
Montclair, New Jersey
07043
Fred Den                     1,120,970(2)   19.4%
61-55 98th Street
Rego Park, New York
11374
James H. Halpin                 32,275(3)    *
27 Danvers Road
New Milford, Connecticut
06776
Thomas J. Carey                 10,000       *
52 Hominy Hill Road
Colts Neck, New Jersey
07722
A. Paul Cox, Jr.                10,000       *
3615 Atlantic Avenue
Virginia Beach, Virginia
23451
All directors and            2,390,407(4)   40.9%
executive
  officers as a group

_________________________
* Represents less than 1% of the issued and outstanding shares of Common Stock.

(1) Includes 21,608 shares of Common Stock which are the subject of currently exercisable options granted to Mr.
     Murphy under the Company's Common Stock Incentive Plan
     (the "Plan").

(2)  Includes 108,000 shares of Common Stock owned by Mr.
     Den's wife, beneficial ownership of which is disclaimed by Mr. Den.

(3) Includes 20,377 shares of Common Stock which are the subject of currently exercisable options granted to Mr.
     Halpin under the Plan.

(4) Includes an aggregate of 58,739 shares of Common Stock which are the subject of currently exercisable options granted to executive officers of the Company under the Plan.


		    ELECTION OF DIRECTORS
		 (Item 1 on the Proxy Card)

Nominees

     The Company's by-laws provide for a Board of Directors of not less than three directors nor more than seven directors, as fixed by the vote of the stockholders. The size of the Board has been fixed at five directors. At present, the Board of Directors consists of four directors and there is one vacancy. The Board of Directors is taking action to locate a suitable candidate to be elected by the Board as a fifth director subsequent to the Annual Meeting. At the Annual Meeting, four persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are elected and qualified. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the four persons named in the following table who have been designated by the Board of Directors as nominees for director, each of whom is currently serving as a director. In the event that any of such persons is unable to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote FOR a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by stockholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to continue to serve as a director, if elected.

				Other Relationships               Director
      Name               Age      with the Company                 Since
A. Paul Cox, Jr.          59   Chairman of the Board            October 1995

Gerard F. Murphy          61   President and Chief Executive    August 1988
				Officer

Fred Den                  55   Secretary                        August 1988

Thomas J. Carey           60   Treasurer                        October 1995

     There is no family relationship between any of the nominees to the Board of Directors or between any of such persons and the executive officers of the Company.

     The business experience of each of the foregoing persons, during the past five years, is as follows:

     Mr. Cox has been the Chairman of the Board since October 1996. Since January 1995, Mr. Cox has been the sole proprietor of Asset Protection Company, a consulting firm. From 1992 through 1994, Mr. Cox was Vice-President and General Manager of the Business Equipment and Systems Division of Standard Register Corporation. From 1989 to 1992, Mr. Cox was Chairman and Chief Executive Officer of Codema Corporation, a management consulting company. Mr. Cox also previously served in various capacities at IBM Corporation, including as a Systems Engineer, Senior Marketing Representative, Regional Director of Large Account Planning and Marketing Unit Manager.

     Mr. Murphy has been the President and Chief Executive
Officer of the Company for more than the past five years.
Mr Murphy, on August 4, 1995, was terminated as President and Chief Executive Officer of the Company and, on August
30, 1995, was reinstated retroactive to August 4, 1995.

     Mr. Den has been a real estate manager for Marteva Corp. for more than the past five years and is involved in managing and operating various real estate ventures. He has been the Secretary of the Company for more than the past five years.

     Mr. Carey has been the Chief Financial Officer of
Driver Harris Company, a publicly-traded multi-national manufacturer of electrical resistance wire, since May 1995.
From 1992 through 1994, Mr. Carey served as Chief Financial
Officer and Treasurer of The Home News Company and its successor, Glenwood Communications Corporation, a newspaper publisher. Prior to 1992, Mr. Carey was a partner with Deloitte & Touche LLP.

     Each of the foregoing nominees is a current director of the Company, elected as such at the October 1995 annual meeting of stockholders, and holds office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified or until his earlier resignation.

     The Board of Directors recommends that the stockholders vote FOR the election of the above nominees as directors of the Company.

Additional Information With Respect to the Board of
Directors and its Committees

Settlement Agreement

     On August 30, 1995, the Company, Fred Den and each of
Michael M. Smith and Louis Z. Weitz, then directors of the
Company, entered into a Settlement Agreement (the
"Settlement Agreement") which resolved a threatened proxy contest for the election of directors at the 1995 Annual
Meeting of Stockholders between Messrs. Smith and Murphy.

     The Settlement Agreement provides that, notwithstanding anything to the contrary contained therein, if at any time when Mr. Den is a director of the Company or any subsidiary of the Company he does not beneficially own at least 10% of the outstanding Common Stock (the "10% Condition"), and irrespective of whether he subsequently increases his beneficial ownership of Common Stock to 10% or more of the outstanding Common Stock, then the Board, by a vote of a majority of the directors other than Mr. Den, may at any time thereafter request that Mr. Den resign as a director of the Company and as a director of any subsidiary of the Company, and within two business days following such request, Mr. Den will resign. In addition, in the event that Mr. Den fails to meet the 10% Condition and at such time has been nominated by the Board to stand for election or re-election to the Board then, if pursuant to the aforementioned requirements Mr. Den would be required to resign as a director, he will immediately withdraw as a nominee (or, in the absence of such withdrawal, the Company may remove Mr. Den from its slate of nominees). The Settlement Agreement further provides that if Mr. Den is in compliance with the 10% Condition and, solely as a result of the issuance by the Company of additional shares of Common Stock, Mr. Den no longer owns at least 10% of the outstanding Common Stock, Mr. Den shall not be deemed to have failed the 10% Condition unless and until he shall, in one or more transactions, sell, transfer or dispose of shares of Common Stock which, in the aggregate, represent 1% or more of the then outstanding Common Stock.

     Pursuant to the Settlement Agreement, Messrs. Den and Weitz agreed that, except as set forth in the Settlement Agreement, until August 30, 1997, without the prior written consent of the Board specifically expressed in a resolution adopted by a majority of the directors other than Mr. Den (and, if at the time he shall be serving on the Board), they will not and will cause each of their Affiliates and Associates not to, directly or indirectly (i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer or otherwise, any Common Stock; (ii) make, or in any way participate in, directly or indirectly, any solicitation of proxies or consents of the Company's stockholders, seek to advise, encourage or influence any person with respect to the voting of any Common Stock, initiate, propose or otherwise solicit stockholders of the Company for the approval of stockholder proposals, induce or attempt to induce any other person to initiate any such stockholder proposal or otherwise communicate with the Company's stockholders or others with respect thereto pursuant to Rule 14a-1(2)(iv) under the Securities Exchange Act of 1934 (the "Exchange Act"); (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of, or involving, the Company or any of its affiliates; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock; (v) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, except as set forth in the Settlement Agreement; (vi) execute any written consent with respect to the Company or the Common Stock, except as set forth in the Settlement Agreement; (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, the Board or the policies of the Company; (viii) seek, alone or in concert with others, representation on the Board, or seek the removal of any member of the Board, except as set forth in the Settlement Agreement; (ix) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing; (x) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of the Settlement Agreement; or (ix) have any discussions or communications, or enter into any arrangements, understandings or agreements with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage in any of the foregoing. The Settlement Agreement also provides that the restrictions set forth in clauses (iii) and (vii) above will not be deemed in any way to prohibit or limit Mr. Den from acting in his lawful capacity as a director of the Company.

Meetings and Committees of the Board of Directors

     Until October 1996, the Company had a standing Stock
Option Committee of the Board of Directors comprised of Mr.
Smith, who resigned as a director in October 1996.  During
1996, the Stock Option Committee was responsible for administering the Plan and the Director Plan, including the designating of employees to be granted options under the Plan, prescribing the terms and conditions of options granted under the Plan and the Director Plan, interpreting both the Plan and the Director Plan and making all other determinations deemed necessary for the administration of such plans. Since October 1996, the Board of Directors has succeeded to the role of the Stock Option Committee in administering both the Plan and the Director Plan.

     The Company has standing Audit and Compensation Committees of the Board of Directors. The current members of each committee hold office until the next Annual Meeting of the Board of Directors and until their respective successors have been elected and qualified. During 1996 until December 1996, both committees were comprised of Messrs. Cox, Carey and Smith, at which time Mr. Den replaced Mr. Smith on both committees. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     The Audit Committee is authorized to confer with the auditors and financial officers of the Company, review reports submitted by the auditors, establish or review, and monitor compliance with codes of conduct of the Company, inquire about procedures for compliance with laws and regulations relating to the management of the Company, and report and make recommendations to the Board of Directors.
The Compensation Committee is responsible for establishing the compensation of the President and Chief Executive
Officer of the Company and of key employees of the Company based upon recommendation from the President and Chief
Executive Officer.

     During 1996, there were 14 meetings of the Board of Directors, two meetings of the Stock Option Committee, one meeting of the Compensation Committee and no meetings of the Audit Committee. During this period, each director attended all of the meetings of the Board of Directors and the committee thereof on which he served.

Compensation of Directors

     Directors receive compensation of $500 for each day of regular meetings, special meetings, planning meetings or any other duly called meeting of the Board, other than committee meetings. For each day of committee meetings that members of the Board attend, compensation of $300 is paid. Additional compensation of $300 is paid to the Chairman of the Board for each day of any duly called meeting of the Board that he attends. In addition, commencing December 1996, additional compensation of $100 has been paid to the director who acts as secretary of a meeting of the Board of Directors upon his delivery to the Board of the minutes thereof.

     Effective as of October 31, 1995 and pursuant to the Director Plan, each director of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") is automatically granted 10,000 shares of Common Stock upon first becoming a director. Thereafter, immediately following the election of directors at each annual meeting of stockholders, each elected Non-Employee Director automatically is granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Since there was no annual meeting of stockholders in 1996, options have not yet been granted under the Director Plan. A proposal to amend the Director Plan is one of the matters on the agenda at the Annual Meeting. See "Proposal to Approve Amendments to 1995 Director Stock Plan."

Executive Officers of the Company

     The executive officers of the Company are:

					Position with the
     Name                Age                Company
A. Paul Cox, Jr.         59             Chairman of the Board and
					 Director

Gerard F. Murphy         61             President and Chief Executive
					 Officer and Director

James H. Halpin          54             Executive Vice President

Joseph M. Burke          55             Vice President -- Finance

Fred Den                 55             Secretary and Director

Thomas J. Carey          60             Treasurer
and Director

     Executive officers of the Company are appointed by, and serve at the discretion of, the Board of Directors.

     The business experience of Messrs. Cox, Murphy, Den and
Carey is set forth above. The business experience of each of the other executive officers of the Company during the past five years is as follows:

     Mr. Halpin has been associated with the Company for more than the past five years as its Vice President -
National Accounts through December 31, 1992 and as Executive
Vice President since January 1, 1993.

     Mr. Burke has been associated with the Company for more than the past five years as its Vice President - Finance.

     In addition to the foregoing, the Company considers Messrs. Ray T. Riley, Timothy J. Eames and James O'Pray to be significant employees of the Company. Mr. Riley, 70, has been associated with the Company for more than the past five years as its Vice President - Marketing.
Mr. Eames, 61, joined the Company as Assistant to the President in January 1990 and became Vice President - Sales in November 1990. Mr. O'Pray, 57, is the President of the Company's subsidiary, Innovative Electronics Incorporated, and was Vice President - Sales and Marketing of its predecessor from June 1991 until he joined the Company in August 1994.

Executive Compensation

Summary of Compensation in fiscal years ended December 31, 1994, 1995 and 1996 (respectively, "Fiscal 1994", "Fiscal
1995" and "Fiscal 1996")

     The following Summary Compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and each other executive officer of the Company earning more than $100,000 during Fiscal 1994, Fiscal 1995 or Fiscal 1996.

		 Annual Compensation    Long-Term Compensation

					Awards     Payouts

				       Securities
Name and    Fiscal                     Underlying   LTIP        All Other       ry                    Payouts  ation
Principal   Year   Salary   Bonus      Options(#) Payouts($)(2) Compensation
Position
Gerard F.
Murphy,     1996  $150,491 $   --        8,375(1)    $ 34,563      $ 1,695(3)
President   1995  $150,491 $ 21,000         --       $ 32,053      $ 1,695(3)
and Chief   1994  $146,107 $   --           --       $ 29,889      $ 1,695(3)
Executive
Officer

James H.
Halpin,     1996  $117,269  $13,000      4,682(1)    $18,423            --
Exec.Vice-  1995  $124,560  $ 3,288         --       $17,198            --             $     3,288  -        $
president   1994  $ 93,230  $  --           --       $16,402            --

_________________________
(1)  Represents Incentive Stock Options granted under the
     Plan on February 2, 1996.

(2) Represents accrued amounts allocated as of December 31 of each year pursuant to the Company's Profit Sharing
     Plan. See "Long Term Incentive Plans" for a description of such plan.

(3) Represents insurance premiums paid by the Company with respect to a life insurance policy on the life of Mr.
     Murphy, the beneficiary of which is his spouse.


Common Stock Incentive Plan

     All key employees of the Company (including executive officers, and directors who are employees of the Company) are eligible to participate in the Plan. The Plan is intended to provide incentive to continued employment of such key employees by enabling them to acquire a proprietary interest in the Company and by offering comparable incentives to enable the Company better to attract, compete for and retain highly qualified employees. The Plan is administered by the Board of Directors. The Plan authorizes the issuance of options covering up to 480,000 shares of Common Stock, subject to adjustment in certain circumstances. See "Proposal to Approve Amendments to the Common Stock Incentive Plan."

Stock Options Granted in Fiscal 1996

     The following table sets forth information concerning individual grants of stock options made during Fiscal 1996 to each executive officer listed in the Summary Compensation table. The Company did not grant any stock appreciation rights during Fiscal 1996.

		       Number of
		       Securities    % of Total
		       Underlying  Options Granted     Exercise
 Name                   Options      Employees in       Price   Expiration
			Granted       Fiscal Year    (per share)   Date
			  (#)
Gerard F. Murphy          8,375       17.27%           $1.1344     2/2/01

James H. Halpin           4,682        9.7%            $1.03125    2/2/06

     The foregoing options were granted by the Stock Option Committee on February 2, 1996 pursuant to the Plan, when the fair market value of the Common Stock was $1.03125 per share. The options granted to Mr. Murphy are exercisable at an exercise price of $1.1344 per share, since Mr. Murphy is the beneficial owner of more than 10% of the Common Stock and the option price for options granted to him under the Plan may be not less than 110% of the fair market value of the Common Stock on the date of grant in order for such options to be qualified as incentive stock options under the Internal Revenue Code of 1986. All of the foregoing options become exercisable as to one-third of the shares included in the grant on each anniversary of the grant, commencing on February 2, 1997. The right to purchase shares of Common Stock pursuant to such options is cumulative, and the optionee may exercise his right to purchase shares of Common Stock at any time and from time to time after his option becomes exercisable and prior to the expiration or termination of his option. In the event of the termination of the optionee's employment, his option may be exercised by him or his legal representative within the earlier of the option period or three months (one year in the case of termination as a result of disability or death) from the date of termination.

Stock Options Held at End of Fiscal 1996

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation table as of December 31, 1996. No options to purchase Common Stock were exercised during Fiscal 1996 by the named executive officers and no stock appreciation rights were outstanding during Fiscal 1996.

		     Number of Securities         Value of Unerercised
		    Underlying Unexercised      In-the-Money Options at
		 Options at December 31, 1996       December 31, 1996

Name             Exercisable  Unexercisable    Exercisable   Unexercisable
Gerard F. Murphy   18,816         8,375            $4,751          --

James H. Halpin    18,816         4,682            $5,292          --

_________________________
(1) On April 1, 1997, based upon the average of the high bid and low asked price of the Common Stock on such date, the value of in-the-money securities underlying the unexercised options held by Messrs. Murphy and Halpin was $7,692 and $8,233, respectively.

Long Term Incentive Plans

     The Company has a discretionary non-contributory Profit Sharing Plan, the Trustees of which are the Company's directors. All of the Company's full-time employees who have attained the age of 21 and have completed one year of continuous service with the Company, subject to certain requirements, are eligible to participate in the plan. Pursuant to the plan, the Company may make annual cash contributions, limited to 15% of the salaries of participating employees, if the Board of Directors of the Company determines that the Company's profits warrant such a contribution. Contributions made by the Company are allocated to participating employees in proportion to their compensation. A participant's right to the Company's contributions to the plan become 20% vested after two full years of service and 20% vested for each full year of service thereafter, except that a participant who is not fully vested becomes fully vested upon death, total disability, the termination of the plan or retirement at age
65. The following table shows, for Fiscal 1996, the amounts allocated under the plan to each executive officer listed in the Summary Compensation table. Previously accrued awards under the plan are shown in the Summary Compensation table under "LTIP Payouts".

		Long-Term Incentive Plans-Awards in Fiscal 1996

		 Dollar Amount
Name           Allocated for 1996  Period Until Maturation(1)   Future Payout
Gerard F. Murphy       $0                      --                    (2)

James H. Halpin        $0                      --                    (2)

_________________________
(1) Each of the named individuals is fully vested in contributions made to him under the plan.

(2) It is impossible to estimate the benefits that any participant may be entitled to under the plan upon retirement or death, since the amount of such benefits will be dependent upon, among other things, future profits and contributions by the Company, future net income earned by the trust to which contributions are deposited and forfeitures of non-fully vested participants on future termination of employment.

Employment Contracts and Termination of
Employment and Change-in-Control Arrangements

     Other than the Plan and the Profit Sharing Plan, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. The incentive stock options granted to Messrs. Murphy and Halpin provide that if their respective employments are terminated, for any reason other than death or retirement, the options must be exercised within the earlier of the balance of the option period or three months (one year in the case of termination as a result of disability or death) from the date of termination.

     Pursuant to an employment agreement entered into May 23, 1996, effective as of January 1, 1996, Mr. Murphy receives an annual salary of $152,000. Mr. Murphy's employment agreement is for an initial three year term, and is automatically extended from year to year thereafter, provided that the Company can give Mr. Murphy at least two year's prior notice of non-renewal and Mr. Murphy can give the Company at least one year's notice of non-renewal.
Under his employment agreement, Mr. Murphy also receives the use of a luxury size automobile, at the Company's expense, and reimburses the Company (currently at the rate of $.11 per mile) for non-business use of such automobile.

     Pursuant to a written arrangement with Mr. Halpin, effective January 1, 1995, Mr. Halpin receives an annual base salary of $73,000 plus 0.5% of all sales made by the Company, payable monthly after order entry. In addition, Mr. Halpin is entitled to receive the Company's standard commission applicable to national account salesmen on sales to certain specified accounts. During Fiscal 1996, such standard commission was equal to 6% of such sales during the first 12 months after the account is established, 4% during the next 12 months and 2% during the next succeeding 12 months. As of January 1, 1997, such standard commission was adjusted to 5% on all such sales commencing on the date the account is established.

     Pursuant to the Director Plan, each Non-Employee Director is automatically granted 10,000 shares of Common Stock upon first being elected as a director of the Company. In addition, immediately following the election of directors at each annual meeting of stockholders, each re-elected Non-Employee Director is granted automatically an option to purchase 5,000 shares of Common Stock. If the amendment to the Director Plan is approved at the Annual Meeting, the option will be increased to 10,000 shares of Common Stock. See "Proposal to Approve Amendment to 1995 Director Stock Plan."

Certain Relationships and Related Transactions

     On February 16, 1995, Mr. Halpin, Executive Vice
President, received a $10,000 loan from the Company bearing interest at the prime rate plus 1%, which loan, on January
31, 1996, was extended until December 31, 1996.  On December
31, 1996 the loan was repaid in full.

     On October 25, 1996, the Company, Michael M. Smith (then Chairman of the Board of Directors and a director of the Company) and counsel to Mr. Smith ("Counsel"), which law firm also had acted as securities counsel to the Company from October 31, 1995 until its termination by the Company effective May 31, 1996, entered into an agreement to settle all disputes relating to amounts claimed by Mr. Smith and Counsel to be owed to them by the Company. Pursuant to such agreement, the Company paid Counsel $50,000 in satisfaction of all outstanding legal bills rendered by Counsel to the Company, and reimbursed Mr. Smith $13,034 for out-of-pocket expenses incurred by him in connection with his Company duties. In addition, the Company and Mr. Smith executed mutual releases and Mr. Smith resigned as Chairman of the Board.

     During 1995, the Company engaged Louis Z. Weitz, then a director of the Company, to oversee its accounting policies and activities, particularly of its newly acquired subsidiary, Innovative Electronics Incorporated, and paid such director a salary of $15,937, fees of $12,704 and expenses of $1,337.

     During 1996, the Company engaged A. Paul Cox, Jr., Thomas J. Carey and Michael M. Smith, then directors of the Company, as consultants for a potential acquisition which did not materialize. The directors were paid an aggregate of $13,218 in fees and expenses during 1996 pursuant to this arrangement.


	   PROPOSAL TO APPROVE AMENDMENTS TO THE
		COMMON STOCK INCENTIVE PLAN
		 (Item 2 on the Proxy Card)

     The Plan was originally adopted by the Board of Directors in January 1993 and approved by the Company's stockholders on May 26, 1993. The Plan, as amended at the 1995 Annual Meeting, currently authorizes the issuance until January 2003 of options covering up to an aggregate of 480,000 shares of Common Stock (subject to anti-dilution and similar adjustments).

     On March 14, 1997, the Board of Directors amended and restated the Plan (as amended and restated, the "Amended
Option Plan"), subject to approval by the Company's stockholders at the Annual Meeting. In addition to technical, non-substantive amendments to the Plan, the amendments adopted by the Board of Directors addressed certain items which generally were not permissible prior to the Securities and Exchange Commission's recently adopted amendments to the rules promulgated under Section 16(b) of the Exchange Act.

     The Board of Directors believes that the amendments to the Plan will enhance the Company's ability to attract and retain qualified personnel as well as providing the Company with increased flexibility in structuring compensation. The material amendments adopted by the Board of Directors (i) permit options to be granted to any person associated with the Company or any of its affiliates as a director, consultant, advisor or other service provider, even if such person is not an employee of the Company or such affiliate, and (ii) permit options to be transferable by an optionee, if allowed by the Board of Directors or the committee of the Board administering the Amended Option Plan.

General

     All key employees of the Company and its affiliates, as well as Non-Employee Directors of the Company and its affiliates and certain consultants, advisors and other persons who provide services to the Company and its affiliates are eligible to participate in the Amended Option Plan. The Amended Option Plan is intended to provide incentive to continued employment or association and dedication of such persons by enabling them to acquire a proprietary interest in the Company, and by offering comparable incentives to enable the Company to better attract, compete for and retain highly qualified employees and advisors.

     The Amended Option Plan authorizes the issuance, through January 2003, of options covering up to 480,000 shares of Common Stock (subject to adjustment in certain circumstances). As of April 1, 1997, options for an aggregate of 241,295 shares of Common Stock, at exercise prices ranging from $.28125 to $1.315, were outstanding under the Amended Option Plan and 152,764 shares of Common
Stock were available for the grant of future options under the Amended Option Plan.

     Options granted under the Amended Option Plan may be either "Incentive Stock Options", as that term is defined in
Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). An Incentive Stock Option must expire within ten years from the date it is granted (five years in the case of such options granted to a holder of more than 10% of the outstanding Common Stock). The exercise price of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the date such Incentive Stock Option is granted and must be paid in cash, a cash equivalent, shares of Common Stock or any other consideration acceptable to the Board of Directors or the committee administering the Amended Option Plan. To the extent the aggregate fair market value of Incentive Stock Options that are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be treated as Non-Qualified Stock Options. The exercise price of Non-Qualified Stock Options is not limited and may be below fair market value.

     Incentive Stock Options terminate three months (one year if termination is by reason of death or disability) after the optionee's relationship with the Company or its affiliate is terminated without cause. In the case of Non-
Qualified Stock Options, such options terminate as determined by the Board of Directors or the committee administering the Amended Option Plan, and as set forth in the option agreement between the Company and the optionee.

     The Amended Option Plan will be administered either by the Board of Directors or by a committee of the Board of Directors consisting of at least two Non-Employee Directors (the "Committee"), who will determine, consistent with the terms of the Amended Option Plan, the persons to whom options may be granted, the number of shares subject to options and certain other terms and conditions of options. Non-Employee Directors, in addition to being entitled to received discretionary grants of options under the Amended Option Plan, are entitled to receive pursuant to the Director Plan, on the date they initially join the Board of Directors, 10,000 shares of Common Stock, and immediately following each annual meeting of stockholders at which they are re-elected as a director, a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. See "Proposal to Approve Amendments to 1995 Director Stock Plan."

     Options granted under the Amended Option Plan are not transferable by an optionee (unless allowed by the Board of Directors or the Committee) otherwise than by will or the laws of descent and distribution, and are exercisable during the holder's lifetime only by the holder.

     The Board of Directors, with respect to shares of Common Stock not then subject to options, may amend or terminate the Amended Option Plan at any time or from time to time, without the approval of the stockholders, except as otherwise required by (i) the Code, (ii) the laws of the State of Nevada (the Company's jurisdiction of incorporation), and (iii) the Exchange Act or the rules promulgated thereunder.

     The following table sets forth summary information regarding the shares of Common Stock underlying options granted under the Plan during Fiscal 1996 to (i) each nominee for election as a director, (ii) all current executive officers of the Company (which include all of the current directors) as a group (6 persons), and (iii) all employees (other than Executive Officers) as a group (16 persons).

Name                                               Number of Option Shares
Gerard F. Murphy                                             8,375

All current executive officers as a group                   17,373

All employees (other than executive officers) as a group    31,128

     Information with respect to the grant of options during Fiscal 1996 to the named executive officers listed in the Summary Compensation table is included under "Executive Compensation - Stock Options Granted in Fiscal 1996." The Company did not grant any stock appreciation rights during Fiscal 1996.

Certain Federal Income Tax Consequences of the Amended
Option Plan

     The following discussion of certain relevant federal income tax effects applicable to options granted under the Amended Option Plan is a brief summary only, and reference is made to the Code, and the regulations and interpretations issued thereunder, for a complete statement of all relevant federal tax provisions. This brief summary of the principal federal income tax consequences is based on current federal income tax laws, is not intended to be exhaustive and does not describe State, local or foreign tax consequences.

     No taxable income will be realized by an optionee upon the grant or timely exercise of an Incentive Stock Option.
If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option and if a disqualifying disposition of such Common Stock is not made by the optionee (i.e., no disposition is made within two years after the date of grant or within one year after the receipt of Common Stock upon exercise of an option by such optionee, whichever is later), then (i) upon sale of the Common Stock, any amount realized in excess of the exercise price of the Incentive Stock Option will be taxable to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to satisfying the holding period described above, generally
(i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Common Stock at the time of exercise (or, if less, the amount realized on the disposition of the Common Stock), over the exercise price thereof, and (ii) the Company will be entitled to deduct an amount equal to the amount of such income. Any additional gain recognized by the optionee upon a disposition of Common Stock prior to satisfying the holding period described above will be taxable as a short-term or long-term capital gain, as the case may be, and will not result in any deduction by the Company.

     If an Incentive Stock Option is exercised at a time when it no longer qualifies as an Incentive Stock Option, the option will be treated as a Non-Qualified Stock Option. Subject to certain exceptions, an Incentive Stock Option generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment. See "Proposal to Approve Amendments to 1995 Directors Stock Plan -- Certain Federal Income Tax Consequences of the Director Plan" for a discussion of certain relevant federal income tax effects applicable to Non-Qualified Stock Options.

     The amount by which the fair market value of the Common Stock on the exercise date of an Incentive Stock Option exceeds the exercise price generally will constitute an item which increases the optionee's "alternative minimum taxable income."

     The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting (assuming the presence of a quorum) is required to approve the amendments to the Plan.

     The Board of Directors recommends that the stockholders vote FOR approval of the amendments to the Plan.


 PROPOSAL TO APPROVE AMENDMENTS TO 1995 DIRECTOR STOCK PLAN
	       (Proposal 3 on the Proxy Card)

     The Director Plan was adopted by the Board of Directors in September 1995 and approved by the Company's stockholders on October 25, 1995. On March 14, 1997, the Board of Directors amended the Director Plan, subject to approval of the stockholders. In addition to technical non-substantive amendments to the Director Plan, the Board approved (i) an amendment increasing the annual grant of options to Non-Employee directors of the Company and any of its subsidiaries ("Non-Employee Directors") from an annual grant of options covering 5,000 shares of Common Stock to an annual grant of options covering 10,000 shares of Common Stock, and (ii) an amendment granting each new Non-Employee Director, whether first elected by the stockholders or by the Board to fill an existing vacancy, 10,000 shares of Common Stock (together, the "Amendments").

     The Board has approved the Amendments, subject to stockholder approval at the Annual Meeting. The Board believes the Amendments will help the Company to attract and retain as directors of the Company and its subsidiaries persons of outstanding ability and potential.

Description of Principal Features of the Director Plan

     The Director Plan currently provides for each Non-
Employee Director to receive an award of 10,000 shares of Common Stock upon first being elected to the Board by the stockholders and a grant of 5,000 Non-Qualified Stock
Options immediately following his or her reelection to the Board at each annual meeting of the stockholders.

     The Company has reserved 150,000 shares of Common Stock for issuance of awards under the Director Plan (subject to anti-dilution and similar adjustments).

     The Director Plan is administered by the Board of Directors and is intended to satisfy the provisions of Rule
16b-3 under the Exchange Act. The Board of Directors, subject to and not inconsistent with the express provisions of the Director Plan, administers and interprets the Director Plan and adopts rules and regulations related thereto.

     Generally, each option granted under the Director Plan may be exercised for a period of up to 10 years from the date of grant. Options will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Director Plan) of the Common Stock on the date of grant.
The option price will be paid in full in cash or its equivalent at the time the option is exercised. Options granted under the Director Plan will be exercisable as to 33-1/3% of the shares subject thereto on the date of grant and become exercisable as to an additional 33-1/3% of the shares subject thereto on each of the first and second anniversaries of such date of grant if the Non-Employee Director continues to be a Non-Employee Director. An option granted to a Non-Employee Director may not be exercised by such grantee unless the grantee has remained continuously in service as a director since the date of grant of such option. In the event that service of a Non-Employee
Director as a director is terminated other than by reason of death, "Disability" or "Retirement" (each as defined in the Director Plan), all options held by such Non-Employee Director may be exercised within six months after such cessation to the extent such options are then exercisable; provided, however, that if the termination of such Non-Employee Director's service was for "Cause" (as defined in the Director Plan), all options held by such Non-Employee Director terminate immediately. In the event that the Non-Employee Director ceases to be a director by reason of death, Disability or Retirement, or if the Non-Employee Director dies within three months after such termination of service other than for Cause, all options held by such Non-Employee Director, to the extent such options are then exercisable, remain exercisable for two years after the date of such death, Disability or Retirement. The Director Plan also provides for acceleration of the exercisability of options in the event of a "Change in Control" (as defined in the Director Plan).

     The Board of Directors, at any time and from time to time, may suspend, terminate, modify or amend the Director Plan; provided however, that the Director Plan may not be amended without stockholder approval to the extent that such approval is required (i) for the Director Plan to meet the requirements of Rule 16b-3 under the Exchange Act, or (ii) by any other provision of applicable law. In addition, no such change may adversely affect any option previously granted, except with the written consent of the grantee.

     No options may be granted under the Director Plan on or after October 31, 2005.

     Immediately following approval by the stockholders of the Amendments, each Non-Employee Director elected to the Board will be granted 10,000 Non-Qualified Stock Options.

Certain Federal Income Tax Consequences of the Director Plan

     The following discussion of certain relevant federal income tax effects applicable to the Common Stock and Non-Qualified Stock Options granted under the Director Plan is a brief summary only, and reference is made to the Code, and the regulations and interpretations issued thereunder, for a complete statement of all relevant federal tax provisions. This brief summary of the principal federal income tax consequences is based on current federal income tax laws, is not intended to be exhaustive and does not describe State, local or foreign tax consequences.

     An award of Common Stock generally results in the immediate recognition of ordinary income measured by the fair market value of the shares of Common Stock issued as of the date of issuance. However, since a Non-Employee
Director is subject to potential liability under Section 16(b) of the Exchange Act, an award of Common Stock to a Non-Employee Director is deemed to be subject to a substantial risk of forfeiture, as defined in the Code and, unless such Non-Employee Director makes an election under Section 83(b) of the Code within 30 days after receipt of the award of Common Stock, will not be taxable to the Non-Employee Director until such time as the Section 16(b) restriction terminates (normally six months). The Company generally will be entitled to a deduction at the time and in the amount that the Non-Employee Director recognizes ordinary income.

     In general, an optionee will not be subject to tax at the time a Non-Qualified Stock Option is granted. Upon exercise of a Non-Qualified Stock Option when the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such Common Stock equal to the cash paid upon exercise plus the amount taxable as ordinary income to the optionee. Where the optionee receiving the Common Stock is restricted from selling the Common Stock because the optionee is subject to reporting under Section 16(a) of the Exchange Act (the instance with respect to optionees under the Director Plan) and would be subject to liability under Section 16(b) of the Exchange Act (an "Insider"), then, unless the Insider makes an election under Section 83(b) of the Code within 30 days after exercise to be taxed under the rule of the preceding sentence, (i) the Insider will recognize taxable ordinary income at the time the Section 16(b) restriction terminates,
(ii) the amount of such ordinary income will be equal to the exercise price, (iii) the Insider's tax basis in such Common Stock will be the fair market value at that time, (iv) the Insider's holding period for the Common Stock will begin at that time, and (v) any dividends the Insider receives on the Common Stock before that time will be taxable to the Insider as compensation income.

     Pursuant to the revised rules under Section 16(b) of the Exchange Act, the purchase of Common Stock upon exercise of an option by an optionee who is an Insider will not be deemed a purchase triggering a six-month period of potential short-swing liability. Accordingly, unless a Non-Qualified Stock Option is exercised during the six-month period following the date of grant of the option, the Common Stock would not be considered subject to a substantial risk of forfeiture as a result of Section 16(b), and the Section 83(b) election generally would not be significant. Thus, in this context, the taxable event for the exercise of a Non-Qualified Stock Option that has been outstanding for at least six months ordinarily will be the date of exercise.
If a Non-Qualified Stock Option is exercised within six months after the date of the grant, taxation ordinarily would be deferred until the date which is six months after the date of grant, unless the Insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

     The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a Non-Qualified Stock Option. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a Non-Qualified Stock Option.

     The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting (assuming the presence of a quorum) is required to approve the Amendments.

     The Board of Directors recommends that the stockholders vote FOR approval of the Amendments.


	      SELECTION OF INDEPENDENT AUDITORS
		 (Item 4 on the Proxy Card)

     The Board of Directors has selected, subject to ratification by the Company's stockholders at the Annual Meeting, the firm of Deloitte & Touche LLP as the independent auditors to audit the Company's financial statements for its fiscal year ending December 31, 1997. Deloitte & Touche LLP served as the independent auditors for the Company and its predecessor from 1988 through July 7, 1995, at which time the Board of Directors engaged Margolin, Winer & Evens LLP ("Margolin") as the Company's auditors.
On September 29, 1995, Margolin was dismissed as the Company's auditors and Deloitte & Touche LLP was re-engaged as the Company's auditors. Margolin issued no reports on the Company's financial statements. At no time during either of their respective engagements has there been any disagreements with Deloitte & Touche LLP or Margolin on any matter of accounting principles and practices, financial statement disclosure or audit scope and procedure, which disagreement, if unresolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company's financial statements.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that the stockholders vote FOR ratification of the selection of Deloitte & Touche
LLP as the Company's independent auditors.


	       COMPLIANCE WITH SECTION 16(a)
	   OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Exchange Act, and upon a review of other information received by the Company, no person who at any time during 1996 was a director, executive officer or beneficial owner of more than 10% of the Company's outstanding Common Stock failed to file, on a timely basis since January 1, 1996, reports required by Section 16(a) of the Exchange Act, except that each of Messrs. Murphy, Halpin and Burke filed a late Form 4 upon their receipt of options during 1996 pursuant to the Plan.

     STOCKHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

     The Company intends to hold the 1998 annual meeting of stockholders of the Company in or about the second week of May 1998. Stockholder proposals for the 1998 annual meeting of stockholders must be received by the Company a reasonable time before the solicitation is made with respect to the 1998 annual meeting of stockholders for the proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to stockholder proposals required to be included in the Company's proxy statement.

			OTHER MATTERS

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.


     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and the Company will reimburse them for their expenses.


			      By Order of the Board of
Directors


			      Fred Den
			      Secretary

April 7, 1997




     The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-KSB for Fiscal 1996, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Fred Den, Secretary, ATS Money Systems, Inc., 25 Rockwood Place, Englewood, New Jersey 07631.

     Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.


			ATS MONEY SYSTEMS, INC.
	PROXY - Annual Meeting of Stockholders - May 30, 1997
	   (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned stockholder of ATS Money Systems, Inc. hereby constitutes and appoints Gerard F. Murphy and A. Paul Cox, Jr., and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of ATS Money Systems, Inc. which the undersigned is entitled to vote At the Annual Meeting of Stockholders to be held at The Clinton Inn, 145 Dean Drive, Tenafly, New Jersey 07670, at 5:00 p.m. on Friday, May 30, 1997, and at any adjournments thereof, upon the following proposals which are more fully described in the notice of, and proxy statement for, the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3) and (4)

(1) Election  of Directors

FOR all nominees listed below   ______
(except as marked to the contrary below)

WITHHOLD AUTHORITY   ______
to vote for all nominees

A. Paul Cox, Jr., Gerard F. Murphy, Fred Den, Thomas J. Carey

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

	     ____________________________________________

(2)  Proposal to approve the amendments to the Company's Common Stock
Incentive Plan.    _____ FOR      _____ AGAINST       _____ ABSTAIN

(3)  Proposal to approve the amendments to the Company's 1995 Director
Stock Plan.        _____ FOR      _____ AGAINST       _____ ABSTAIN

(4) Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending
December 31, 1997. _____ FOR     _____ AGAINST      _____ ABSTAIN

     Each of the foregoing matters has been proposed by the Company and is independent and not conditioned on the approval of any other matter.

(5) In their discretion, upon such other matters as properly may come before the Annual Meeting.


(Continued and to be signed on reverse side.)

     Said attorneys and proxies, or their substitutes (or if only one, that one) at the Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

      Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying said Notice and the Annual Report to Stockholders for the fiscal year ended December 31, 1996.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), (3) and (4).

     IN WITNESS WHEREOF, the undersigned has signed this proxy.

					Dated:________________________1997

				       _____________________________________
					     Stockholder(s) signature

				       _____________________________________
					     Stockholder(s) signature



NOTE: Signature(s) of stockholder(s) should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles.
Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.


     I do _____ do not_____ expect to attend the Annual Meeting.


NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed envelope.


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the  Sec
urities Exchange Act of 1934
	    (Amendment No.            )
Filed by the Registrant x
Filed by a Party other than the Registrant o
Check the appropriate box:
o Preliminary Proxy Statement
o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) x Definitive Proxy Statement
o Definitive Additional Materials
o  Soliciting Material Pursuant to 240.14a-11(c)  or 240.14a-12

	     ATS MONEY SYSTEMS, INC.
  (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

x No fee required.
o  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5) Total fee paid:

o  Fee paid previously with preliminary materials.
o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed: